U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2003

AIRTRAX, INC.

(Name of Small Business Issuer in its charter)

New Jersey                                                    0-25791                              22-3506376

(State of                                                       (Commission                         (I.R.S. Employer

Incorporation)                                                File Number)                        I.D. Number)

870B Central Avenue, Hammonton, New Jersey             08037

(Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number: 609-567-7800.

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Item 5. Other Events and Regulation FD Disclosure.

The Registrant has mailed the letter to shareholders which is attached as Exhibit 20.2 hereto.

Item 7. Exhibits.

    Exhibit Number                Description

        20.2                 Letter to Shareholders

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

                                                       March 17, 2003

/s/ Peter Amico

Peter Amico

President

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Exhibit 20.2

Dear Shareholder,

This is an exciting point in Airtrax’s history. The company has made significant progress towards its goal of producing and selling Omni direXtional technology based products. Airtrax is transitioning from a development stage company to initial production and is positioned for aggressive growth. Our near term focus is to get our first commercial product the ATX-Sidewinder omni-direXtional forklift  into production, to generate initial sales, and then to expand our production capacity and dealer network as commercial demand increases. Airtrax continues to refine its management team, increase brand awareness, and to pursue contracts in both defense and commercial arenas.

Commercial Products: Airtrax Has Agreed With  Crane And Machinery, Inc. (Www.Craneandmachinery.Com) To Produce Certain Parts And Assemble The Atx-3000 At Their Bridgeview, Il Facility. Crane And Machinery Also Manufactures The Schaef Forklift.  Components For The First Commercial Models Of The Atx-3000s Are Being Procured For Assembly As Of This Writing. The Final Ul And Ansi Testing Will Be Completed With Production Vehicles Assembled At This Plant. Completion Of Testing Clears The Way For Commercial Sales.  Airtrax Has Initiated Negotiations With Several Prospective Strategic Partners And Has Completed Alliances With Others. These Alliances Will Enhance Brand Recognition, Facilitate Product Acceptance, And Enhance Sales.

Navy Contracts: Airtrax is well along in its Phase II SBIR contract with the Naval Air Warfare Center to develop an omni directional weapons transporter. This contract was extended to July 2003 and will culminate with manufacture of prototype omni-directional weapons handling devices and a jet engine handler that will showcase our technology.  Completion of Phase II may be further extended by acceptance of the option available to the Navy. Following completion of Phase II,  the Navy could place orders for the omni directional weapons transporter and engine handler upon approval and testing.

Airtrax along with General Dynamics Armament and Technical Products, Inc. and Lockheed Martin have completed work on the base portion an omni directional vehicle based material handling system for use on Navy ships. This is the first time that omni technology has been incorporated in an integrated intra-ship material handling system. This work, which consists of engineering studies and a demonstration, was performed under the base portion of a two phase contract with the (ONR) Office of Naval Research. The option, if exercised, will involve the construction of a prototype material handling system consisting of multiple autonomous omni directional machines under the command of a central controller. The combined contract, including both base and option could have a potential contract value of $750,000 to Airtrax.

During the past year:

President Re - Elected: The Airtrax Board of Directors unanimously voted Mr. Peter Amico to continue as President and CEO of Airtrax.

Financial Consultant Retained:  Mr. Brian Klanica was retained as a financial consultant who performs functions of a Chief Financial Officer.

New Board Member: Bill Hungerville was elected to the Board of Directors of Airtrax for a two year term. Mr. Hungerville brings expertise in investments and money management.

Public Relations: Airtrax retained the services of the Marana Group, a public relations firm. Among other things, the Marana prepared a professionally produced twenty minute corporate profile video that including interviews with officers, directors and key personnel, an overview of our technology and products, and a CD-Rom/Multimedia presentation presenting our challenges, plans, and potential as well as a new web site at www.airtrax.com.

Intellectual Property:  The  Company  has  been awarded  patents as follows:

US 5,701,966 - Omni- Directional  Helicopter  Ground-Handling  Device,

US 6,340,065 - Low Vibration Omni Wheel, and

US 6,394,203 - Design Method For Low Vibration Omni Wheel

Airtrax has the following patents pending:

US Patent Application - Hybrid Power Supply Module

US Patent Application - Low Vibration Omni-Directional Wheel

US Patent Application - Method For Designing Low-Vibration Omni-Directional Wheels,

European Patent Application - Low Vibration Omni-Directional Wheel

In addition, Airtrax has several other applications in preparation that will be filed during the spring of 2003.

Company Press Releases may be seen on our new website at: www.airtrax.com .  Should you have any questions regarding public relations please contact Jeffrey Birdman at 609-567-7800 Ext 2 or by e-mail at  JBirdman@MaranaGroup.com.

Airtrax is transitioning  from a development stage to fully operational status. The Company’s publicly traded status  provides shareholders with the potential for substantial capital appreciation. Our capital requirements are changing as we move into an operational status. The company will seek out the best financial solutions to achieve the desired results for the shareholders. We believe this will occur during and following the transition and are looking forward to meeting the goals we’ve set.

Sincerely,

/s/ Peter Amico

Peter Amico,

President/CEO

Airtrax Corporation

PO Box 1237

Hammonton, NJ 08037-1237

This document contains forward-looking statements that are subject to risks and uncertainties. For such statements Airtrax claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act. The Company intends that such statements about the Company’s future expectations including future revenues and earnings and all other forward-looking statements be subject to the safe harbors created thereby.  Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company’s actual results may differ materially from expected results. Readers should refer to the Company reports filed with the Securities and Exchange Commission, which includes its Form 10-KSB for the period ended December 31, 2001 and 10Qs for each quarter and/or other filings, for a discussion of risks and uncertainties regarding the Company and its business.

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